Exhibit 5.1

E: lou@bevilacquapllc.com

T: 202.869.0888

W: bevilacquapllc.com

July 5, 2024

Signing Day Sports, Inc.

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

Re:	Securities Being Registered Under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Signing Day Sports, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 3, 2024, relating to the registration of 6,643,788 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for resale by certain selling stockholders named in the Registration Statement (the “Selling Stockholders”), consisting of: (i) 340,095 shares of Common Stock (the “Shares”) held by the Selling Stockholders; (ii) 797 shares of Common Stock (the “First March 2024 Warrant Shares”) issuable to a Selling Stockholder upon exercise of a Warrant to Purchase Common Stock issued to Boustead Securities, LLC, a California limited liability company (“Boustead”), on March 6, 2024 (the “First March 2024 Warrant”); (iii) 2,159 shares of Common Stock (the “Second March 2024 Warrant Shares”) issuable to a Selling Stockholder upon exercise of a Warrant to Purchase Common Stock issued to Boustead on March 12, 2024 (the “Second March 2024 Warrant”); (iv) 3,783 shares of Common Stock (the “Third March 2024 Warrant Shares”) issuable to a Selling Stockholder upon exercise of a Warrant to Purchase Common Stock issued to Boustead on March 18, 2024 (the “Third March 2024 Warrant”); (v) 1,275 shares of Common Stock (the “Fourth March 2024 Warrant Shares”) issuable to a Selling Stockholder upon exercise of a Warrant to Purchase Common Stock issued to Boustead on March 27, 2024 (the “Fourth March 2024 Warrant”); (vi) 2,559,616 shares of Common Stock (the “May 2024 Note Shares”) issuable to a Selling Stockholder upon conversion of a Senior Secured Promissory Note, as amended by that certain Amendment to Senior Secured Promissory Note and Warrants, dated as of May 20, 2024 (the “Amendment to Note and Warrants”), between the Company and FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), as amended by that certain Amendment to the Transaction Documents, dated as of June 18, 2024, between the Company and FirstFire (the “Amendment to Transaction Documents”), issued by the Company to FirstFire on May 16, 2024 (as amended, the “May 2024 Note”); (vii) 1,375,000 shares of Common Stock (the “First May 2024 Warrant Shares”) issuable to a Selling Stockholder upon exercise of a Common Stock Purchase Warrant, as amended by the Amendment to Note and Warrants, issued by the Company to FirstFire on May 16, 2024 (as amended, the “First May 2024 Warrant”); (viii) 250,000 shares of Common Stock (the “Second May 2024 Warrant Shares”) issuable to a Selling Stockholder upon exercise of a Common Stock Purchase Warrant, as amended by the Amendment to Note and Warrants, issued to FirstFire on May 16, 2024 (as amended, the “Second May 2024 Warrant”); (ix) 96,250 shares of Common Stock (the “Third May 2024 Warrant Shares”) issuable to a Selling Stockholder upon exercise of a Warrant to Purchase Common Stock issued to Boustead, on May 20, 2024 (the “Third May 2024 Warrant”); (x) 1,232,407 shares of Common Stock (the “June 2024 Note Shares” and together with the May 2024 Note Shares, the “Note Shares”) issuable to a Selling Stockholder upon conversion of a Senior Secured Promissory Note (the “June 2024 Note” and together with the May 2024 Note, the “Notes”), issued by the Company to FirstFire on June 18, 2024; (xi) 662,036 shares of Common Stock (the “First June 2024 Warrant Shares”) issuable to a Selling Stockholder upon exercise of a Common Stock Purchase Warrant issued by the Company to FirstFire on June 18, 2024 (the “First June 2024 Warrant”); and (xii) 120,370 shares of Common Stock (the “Second June 2024 Warrant Shares” and together with the First March 2024 Warrant Shares, the Second March 2024 Warrant Shares, the Third March 2024 Warrant Shares, the Fourth March 2024 Warrant Shares, the First May 2024 Warrant Shares, the Second May 2024 Warrant Shares, the Third May 2024 Warrant Shares, and the First June 2024 Warrant Shares, the “Warrant Shares”, and the Warrant Shares together with the Shares and the Note Shares, the “Registrable Securities”) issuable to a Selling Stockholder upon exercise of a Common Stock Purchase Warrant issued by the Company to FirstFire on June 18, 2024 (the “Second June 2024 Warrant” and together with the First March 2024 Warrant, the Second March 2024 Warrant, the Third March 2024 Warrant, the Fourth March 2024 Warrant, the First May 2024 Warrant, the Second May 2024 Warrant, the Third May 2024 Warrant, and the First June 2024 Warrant, the “Warrants”).

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

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July 5, 2024

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement;

(b)	the Second Amended and Restated Certificate of Incorporation of the Company, dated February 27, 2024, as filed with the Secretary of State of the State of Delaware on February 27, 2024 (the “Second Amended and Restated Certificate of Incorporation”);

(c)	the Second Amended and Restated Bylaws of the Company, dated May 9, 2023 (the “Bylaws”);

(d)	Amendment No. 1 to the Bylaws;

(e)	the letter agreement between the Company and Boustead, dated as of August 9, 2021, as amended on each of November 4, 2023, November 8, 2023, and November 13, 2023 (the “Letter Agreement”), pursuant to which 62,318 of the Shares, the First March 2024 Warrant, the Second March 2024 Warrant, the Third March 2024 Warrant, the Fourth March 2024 Warrant, and the Third May 2024 Warrant were issued to Boustead;

(f)	the First March 2024 Warrant;

(g)	the Second March 2024 Warrant;

(h)	the Third March 2024 Warrant;

(i)	the Fourth March 2024 Warrant;

(j)	the Securities Purchase Agreement, dated as of May 16, 2024, between the Company and FirstFire (the “May 2024 Purchase Agreement”), pursuant to which 187,500 of the Shares, the May 2024 Note, the First May 2024 Warrant, and the Second May 2024 Warrant were issued to FirstFire;

(k)	the May 2024 Note;

(l)	the First May 2024 Warrant;

(m)	the Second May 2024 Warrant;

(n)	the Amendment to Note and Warrants;

(o)	the Amendment to Transaction Documents;

(p)	the Third May 2024 Warrant;

(q)	the Securities Purchase Agreement, dated as of June 18, 2024, between the Company and FirstFire (the “June 2024 Purchase Agreement”), pursuant to which 90,277 of the Shares, the June 2024 Note, the First June 2024 Warrant, and the Second June 2024 Warrant were issued to FirstFire;

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July 5, 2024

(r)	the June 2024 Note;

(s)	the First June 2024 Warrant;

(t)	the Second June 2024 Warrant;

(u)	certain resolutions and actions of the Board of Directors of the Company relating to the approval of the Letter Agreement, the May 2024 Purchase Agreement, the Amendment to Note and Warrants, the Amendment to Transaction Documents, the June 2024 Purchase Agreement, the Shares, the Warrants, the Notes, the issuance and registration of the Registered Securities under the Securities Act, and such other matters as relevant.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the conformity to authentic original documents submitted to us as certified, conformed or reproduced copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity and that the Registration Statement will be declared effective by the Commission. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder, the due authorization of all parties (other than the Company) by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties. We have further assumed that upon the issue of any of the Note Shares or any of the Warrant Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Second Amended and Restated Certificate of Incorporation and by the board of directors of the Company in connection with the offering contemplated by the Registration Statement.

Based upon and subject to the foregoing and the other matters set forth herein, we are of the opinion that:

1.	The Shares are validly issued, fully paid and non-assessable;

2.	The First March 2024 Warrant Shares, when issued upon exercise of the First March 2024 Warrant and the payment of the exercise price, will be validly issued, fully paid and non-assessable;

3.	The Second March 2024 Warrant Shares, when issued upon exercise of the Second March 2024 Warrant and the payment of the exercise price, will be validly issued, fully paid and non-assessable;

4.	The Third March 2024 Warrant Shares, when issued upon exercise of the Third March 2024 Warrant and the payment of the exercise price, will be validly issued, fully paid and non-assessable;

5.	The Fourth March 2024 Warrant Shares, when issued upon exercise of the Fourth March 2024 Warrant and the payment of the exercise price, will be validly issued, fully paid and non-assessable;

6.	The May 2024 Note Shares, when issued upon conversion of the May 2024 Note, will be validly issued, fully paid and non-assessable;

7.	The First May 2024 Warrant Shares, when issued upon exercise of the First May 2024 Warrant and the payment of the exercise price, will be validly issued, fully paid and non-assessable;

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8.	The Second May 2024 Warrant Shares, when issued upon exercise of the Second May 2024 Warrant and the payment of the exercise price, will be validly issued, fully paid and non-assessable;

9.	The Third May 2024 Warrant Shares, when issued upon exercise of the Third May 2024 Warrant and the payment of the exercise price, will be validly issued, fully paid and non-assessable;

10.	The June 2024 Note Shares, when issued upon conversion of the June 2024 Note, will be validly issued, fully paid and non-assessable;

11.	The First June 2024 Warrant Shares, when issued upon exercise of the First June 2024 Warrant and the payment of the exercise price, will be validly issued, fully paid and non-assessable; and

12.	The Second June 2024 Warrant Shares, when issued upon exercise of the Second June 2024 Warrant and the payment of the exercise price, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. Notwithstanding anything in this letter which might be construed to the contrary, our opinion expressed herein is limited to the laws of the General Corporation Law of the State of Delaware. The opinion expressed herein is based upon the law of the General Corporation Law of the State of Delaware in effect on the date hereof, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Registered Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ BEVILACQUA PLLC